EXHIBIT 99.1

Contact:	Ira Lamel/Mary Anthes	Jeremy Fielding/David Lilly
	The Hain Celestial Group, Inc.	Kekst and Company
	631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES
THIRD QUARTER RESULTS

Confirms, Narrows 2008 Guidance
Sales of $1.040-$1.050 Billion
Earnings Per Share of $1.38-$1.40

John Carroll Appointed
Chief Executive Officer-Hain Celestial United States

Melville, NY, May 5, 2008 —The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic food and personal care products company, today reported results for the third quarter ended March 31, 2008 and announced the creation of a new executive position with the promotion of John Carroll to Chief Executive Officer-Hain Celestial United States.

“Our third quarter results were strong despite escalating commodity costs and concerns about consumer spending,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial. “We are particularly encouraged that we are seeing consumers continue to be concerned about leading a healthy lifestyle. In addition, the challenging economy is resulting in greater at-home consumption of meals, which helps account for the continued solid sales we saw in April.”

The Company reported net sales of $264.6 million, an 11.2% increase over the prior year’s third quarter sales. Net income in the current year third quarter was $8.3 million on a GAAP basis and $14.8 million after reflecting adjustments resulting from the implementation of a Stock Keeping Unit (“SKU”) Rationalization Program and continued acquisition-related integration and start-up costs in the United Kingdom. Diluted earnings per share for the current year third quarter totaled $0.20 on a GAAP basis and $0.36 after these adjustments.

“The strength in our third quarter sales was largely attributable to strong brand performance in various distribution channels from Terra®, Garden of Eatin’®, Arrowhead Mills®, Earth’s Best®, Spectrum®, FreeBird™, Plainville Farms®, Alba®, Avalon® and JASON® in North America and Lima® and Natumi® along with various U.S. brands sold in the European markets. Celestial Seasonings® achieved moderate sales growth with margin improvement during this transition year for the brand,” commented Irwin Simon.

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

Adjusted for the SKU Rationalization and start-up costs, gross margin for the same brands operated by the Company in each year’s third quarter (other than the Company’s lower margin Hain Pure Protein joint venture) was 30.7% this year vs. 30.5% last year. This 20 basis point improvement came during a time of significant increases in input costs and resulted from the combination of the Company’s ability to increase selling prices and achieve operating productivity improvements. The Company’s gross margin has been adjusted to eliminate the negative impacts from the non-cash SKU Rationalization charge of $6.0 million and from $1.8 million of costs incurred in connection with the start-up and integration of the Haldane Foods meat-free frozen products in the Company’s Fakenham, United Kingdom manufacturing facility.

Adjusted selling, general and administrative expense for the third quarter was 18.4% of sales compared to 19.9% in the prior year, as the Company benefited from the integration of several of its recent acquisitions.

Expanded Management Responsibilities
The Company also announced the appointment of John Carroll to the newly created position of Chief Executive Officer-Hain Celestial United States, effective immediately, where he will be responsible for all Hain Celestial United States operations-Celestial Seasonings; Grocery and Snacks; and Personal Care. Mr. Carroll had most recently been President-Grocery and Snacks and Personal Care, and since joining the Company in 2004 has been assigned increasing areas of responsibility.

“Since joining the Company four years ago, John’s discipline and proven management skills have resulted in achieving key performance objectives with improved sales, margin enhancement, productivity initiatives, innovative new product introductions and the successful integration of numerous acquisitions,” commented Irwin Simon.

“This consolidation of operations allows us to leverage our strengths across the United States with the strong leadership team in place to enable us to increase our sales, margin and earnings growth and other initiatives,” said John Carroll, Chief Executive Officer—Hain Celestial United States. “I look forward to this exciting and challenging opportunity.”

SKU Rationalization Program
The Company also announced the implementation of its SKU Rationalization Program after a lengthy review of the strategic positioning of the combined personal care operations of Avalon Organics®, Alba Botanica®, JASON, Queen Helene®, and Zia® Natural Skincare. As previously disclosed, shortly after the acquisition of Avalon Natural Products, the Company began a comprehensive review of all aspects of its Personal Care operations. The review included identification of SKUs which the Company believes should be eliminated, development of a plan to optimize the production of product within the Company’s own manufacturing facilities and by outside contract manufacturers, the identification of the most appropriate enterprise resource planning platform for the combined personal care operations and implementation of the optimal organization structure to position the unit for future growth.

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

The Company’s third quarter results include total pre-tax charges of $8.5 million, or $0.13 per share, in connection with the program. Of the amount, $6.0 million is for inventory related to SKUs that will be eliminated, $1.8 million of other assets that will not have continuing value, and personnel related costs of $0.7 million. In addition to the charges included in the third quarter, the Company anticipates severance and related expenses estimated at $2 million, which will be recorded when incurred over the next year. The implementation of the SKU Rationalization Program resulted in a reduction of third quarter sales this year approximating $5.0 million related to SKUs already discontinued.

During the next year, the decrease in sales volume from the discontinued SKUs is expected to be offset by an acceleration of sales of continuing SKUs with higher margins than those eliminated, along with sales from the introduction of new products and brand extensions. The Company’s gross margin is expected to improve as a result of these higher margin product sales, and from cost savings achieved by improved in-house manufacturing, procurement synergies, warehouse efficiencies and personnel reductions. In all, the program is expected to improve consolidated gross margin by approximately 100 basis points and reduce annual compensation costs by approximately $1.5 million when fully implemented through the completion of fiscal year 2009.

The Company would also look to divest its smaller, non-core brands and exit slower-growth categories while it seeks to acquire brands and enter categories that are experiencing higher growth where it can increase market share.

Supplemental Third Quarter Results
Interest and other expenses, net, in the third quarter this year was $3.5 million versus $3.3 million in the prior year quarter. The Company’s effective tax rate for the quarter was 40.2 % versus 38.8% in the prior year quarter. The Company has updated its estimated effective tax rate for the full 2008 fiscal year to 38.2% due to a change in the distribution of income expected to be earned in the various tax jurisdictions in which it has operations. The Company had estimated a 37.5% rate through the first two quarters of the 2008 fiscal year, and as the result of the upward revision of the rate, the Company has recorded $0.3 million of tax expense in the third quarter this year which is directly attributable to the income reported for the first two quarters of the year. The Company’s balance sheet remains strong with $262.7 million in working capital and a current ratio of 2.8 at March 31, 2008. Debt as a percentage of equity was 40.4% with equity at $740.0 million.

“As we move forward toward the end of our fiscal year and into fiscal year 2009, it remains a challenging environment with significant economic pressures on our business,” commented Irwin Simon. “We are confident, however, that we will create value for our shareholders by implementing our long-term strategy of sustainable growth in North America, Europe and Asia, while streamlining our business, which may include the disposition of non-core brands and non-essential categories.”

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

Fiscal Year 2008 Outlook
The Company confirmed its fiscal year 2008 guidance and narrowed the range to $1.040 to $1.050 billion in sales and $1.38 to $1.40 per share in earnings. The Company plans to provide its fiscal year 2009 guidance when it reports its earnings for the full fiscal year 2008 during the latter part of August. The 2008 guidance does not include charges for stock compensation expense or adjustments which may be presented in the future, such as further start-up costs or additional charges related to the SKU Rationalization.

Webcast and Upcoming Events
Hain Celestial will host a conference call and webcast at 8:15 AM Eastern Daylight Time today to review its third quarter fiscal year 2008 results. On May 12, 2008 the Company is scheduled to present at Goldman Sachs Consumer Products Symposium and on June 11, 2008 the Company is scheduled to present at the Piper Jaffray Consumer Conference. These events will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Hain Pure Foods®, FreeBird™, Plainville Farms®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies® and TenderCare®.  Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; our ability to implement our business and acquisition strategy; our ability to effectively integrate our acquisitions; competition; availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; changes in customer preferences; international sales and operations; the resolution of the SEC inquiry and litigation regarding our stock option practices; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K, for the fiscal year ended June 30, 2007. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should only be read in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2008	2007
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$86,732	$60,518
Trade receivables, net	131,775	95,405
Inventories	158,638	129,062
Deferred income taxes	8,115	8,069
Other current assets	21,663	22,950
Total current assets	406,923	316,004

Property, plant and equipment, net	152,314	114,901
Goodwill, net	530,248	509,336
Trademarks and other intangible assets, net	126,033	96,342
Other assets	19,304	21,873
Total assets	$1,234,822	$1,058,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$137,437	$112,458
Income taxes payable	6,429	4,456
Current portion of long-term debt	363	566
Total current liabilities	144,229	117,480

Deferred income taxes and other liabilities	21,897	22,896
Long-term debt, less current portion	298,765	215,446
Total liabilities	464,891	355,822

Minority Interest	29,890	5,678

Stockholders' equity:
Common stock	411	409
Additional paid-in capital	489,477	487,750
Retained earnings	230,504	195,658
Treasury stock	(15,473)	(12,745)
Foreign currency translation adjustment	35,122	25,884
Total stockholders' equity	740,041	696,956
Total liabilities and stockholders' equity	$1,234,822	$1,058,456

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
	(Unaudited)

Net sales	$264,632	$238,027	$778,110	$678,112
Cost of sales	195,910	167,289	561,393	478,673
Gross profit	68,722	70,738	216,717	199,439

SG&A expenses	51,291	47,198	151,719	134,094

Operating income	17,431	23,540	64,998	65,345

Interest expense and other expenses	3,528	3,292	8,799	6,866
Income before income taxes	13,903	20,248	56,199	58,479
Income tax provision	5,588	7,858	21,482	23,137
Net income	$8,315	$12,390	$34,717	$35,342

Basic per share amounts	$0.21	$0.31	$0.87	$0.90

Diluted per share amounts	$0.20	$0.30	$0.83	$0.86

Weighted average common shares outstanding:
Basic	40,101	39,528	40,058	39,149
Diluted	41,588	41,500	41,837	40,909

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008 GAAP	Adjustments		2008 Adjusted	2007 Adjusted
	(Unaudited)

Net sales	$264,632			$264,632	$238,027
Cost of sales	195,910	$(7,808	)(1)	188,102	167,289
Gross profit	68,722	7,808		76,530	70,738

SG&A expenses	51,291	(2,681	)(2)	48,610	47,296	(2)

Operating income	17,431	10,489		27,920	23,442

Interest and other expenses, net	3,528			3,528	3,292
Income before income taxes	13,903	10,489		24,392	20,150
Income tax provision	5,588	4,007	(3)	9,595	7,820	(3)
Net income	$8,315	$6,482		$14,797	$12,330

Basic per share amounts	$0.21	$0.16		$0.37	$0.31

Diluted per share amounts	$0.20	$0.16		$0.36	$0.30

Weighted average common shares outstanding:
Basic	40,101			40,101	39,528
Diluted	41,588			41,588	41,500

				2008	2007

(1) Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations				$1,796	—

SKU rationalization				6,012	—
				$7,808	—

(2) Professional fees and other expenses incurred in connection with the review of the Company's stock option practices				$682

Stock compensation in connection with the requirements of SFAS 123R to record compensation when there is a contractual requirement to grant stock options, whether or not such options have been granted. The Company marks to market the Black-Scholes value of the ungranted stock options				(459)	$98

Severance and other reorganization costs				2,458
				$2,681	$98

(3) Tax effects of the adjustments described above

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2008 GAAP	Adjustments		2008 Adjusted	2007 Adjusted
	(Unaudited)

Net sales	$778,110			$778,110	$678,112
Cost of sales	561,393	$(10,965	)(1)	550,428	476,924	(1)
Gross profit	216,717	10,965		227,682	201,188

SG&A expenses	151,719	(7,009	)(2)	144,710	133,469	(2)

Operating income	64,998	17,974		82,972	67,719

Interest and other expenses, net	8,799	2,002	(3)	10,801	7,130	(3)
Income before income taxes	56,199	15,972		72,171	60,589
Income tax provision	21,482	6,030	(4)	27,512	23,482	(4)
Net income	$34,717	$9,942		$44,659	$37,107

Basic per share amounts	$0.87	$0.25		$1.11	$0.95

Diluted per share amounts	$0.83	$0.24		$1.07	$0.91

Weighted average common shares outstanding:
Basic	40,058			40,058	39,149
Diluted	41,837			41,837	40,909

				2008	2007

(1) Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations (2008) and at the West Chester Frozen foods facility (2007)				$4,953	$1,749
SKU rationalization				6,012	—
				$10,965	$1,749

(2) Professional fees and other expenses incurred in connection with the review of the Company's stock option practices				$4,695

Stock compensation in connection with the requirements of SFAS 123R to record compensation when there is a contractual requirement to grant stock options, whether or not such options have been granted. The Company marks to market the Black-Scholes value of the ungranted stock options				(144)	$625
Severance and other reorganization costs				2,458
				$7,009	$625

(3) Gain on the sale of the Company's investment in a rice cake manufacturing joint venture in Belgium recorded in the first quarter of fiscal 2008				$(2,002)
Gain on the sale of Biomarché					$(2,510)

Charge in connection with the decision by the German government regarding application of VAT on non-dairy beverages					$2,246
				$(2,002)	$(264)
(4) Tax effects of the adjustments described above